UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 17, 2008
Barr Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-9860	42-1612474

(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)
225 Summit Avenue, Montvale, NJ, 07645
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (201) 930-3300
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 8.01 Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-2.1: AGREEMENT AND PLAN OF MERGER
EX-99.1: JOINT PRESS RELEASE

Item 1.01 Entry into a Material Definitive Agreement.
On July 18, 2008, Barr Pharmaceuticals, Inc. (the “Company”) and Teva Pharmaceutical Industries (“Teva”) issued a joint press release announcing that they have entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 17, 2008, among Teva, Boron Acquisition Corp. and the Company, pursuant to which the Company will become a wholly-owned subsidiary of Teva. The Board of Directors of the Company has unanimously approved the Merger Agreement, upon the terms and conditions set forth in the Merger Agreement.
Pursuant to the terms of the Merger Agreement and subject to the conditions thereof, stockholders of the Company will be entitled to receive $39.90 in cash and 0.6272 ordinary shares of Teva, which will trade in the United States in the form of American Depositary Shares, evidenced by American Depositary Receipts, for each share of the Company’s common stock. Also, each outstanding Company stock option and stock appreciation right (other than those stock options held by non-employee directors) will be converted into an amount in cash per share subject to such stock option or stock appreciation right equal to the excess of $66.50 over the exercise price per share.
The Merger Agreement may be terminated under certain circumstances, including if the Company’s Board of Directors determines to accept an unsolicited superior proposal prior to approval of the merger by the Company’s stockholders, provided that Teva has first been given three business day’s prior notice, and the opportunity to negotiate in good faith to make such adjustments to the terms and conditions of the Merger Agreement such that the new proposal would no longer constitute a superior proposal. The Merger Agreement provides that if the Merger Agreement is terminated under certain circumstances, the Company will be required to pay Teva a termination fee of $200 million.
Consummation of the merger is subject to various other conditions, including (i) approval of the merger by the Company’s stockholders, (ii) expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) receipt of all required approvals by the Canada Competition Bureau and the European Commission applicable to the merger, (iv) receipt of all required approvals under any antitrust laws applicable to the merger in certain other jurisdictions where failure to obtain such approvals would reasonably be expected to have a material adverse effect on Company and its subsidiaries, taken as a whole, or an effect of similar magnitude (in terms of absolute effect and not proportion) on Teva and its subsidiaries and (v) other customary closing conditions.
The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.
The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Teva, Boron Acquisition Corp. or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Item 8.01 Other Events.
On July 18, 2008, the Company and Teva issued a joint press release announcing that they have entered the Merger Agreement. A copy of the press release is attached hereto as exhibit 99.1 and is incorporated herein by reference.
Additional Information and Where to Find It

In connection with the proposed merger, the Company will prepare a proxy statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of the Company. Before making any voting decision, the Company’s stockholders are urged to read the proxy statement regarding the merger carefully and in its entirety because it will contain important information about the proposed merger. The Company’s stockholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Barr Pharmaceuticals, Inc., 225 Summit Avenue, Montvale, NJ, 07645 — Attention: Investor Relations.
The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2007 and the Company’s proxy statement for the Company’s 2008 Annual Meeting of Stockholders. Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the merger, which may be different than those of the Company’s stockholders generally, by reading the proxy statement and other relevant documents regarding the proposed merger, when filed with the SEC.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description
2.1	Agreement and Plan of Merger, dated as of July 17, 2008, among Teva, Boron Acquisition Corp. and the Company.

99.1	Joint Press Release issued by the Company and Teva, dated July 18, 2008

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 18, 2008	BARR PHARMACEUTICALS, INC.
	By:	/s/ William McKee
	Name:	William McKee
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
2.1	Agreement and Plan of Merger, dated July 17, 2008, among Teva, Boron Acquisition Corp. and the Company.

99.1	Joint Press Release issued by the Company and Teva, dated July 18, 2008